Exhibit 10.1

Executive Compensation and Equity Awards

Note: The following summary of compensation arrangements does not include all previously-reported compensation arrangements or awards granted under previously-disclosed incentive plans. Disclosures with respect to compensation for Named Executive Officers for the 2011 fiscal year will be included in the Company’s definitive proxy statement for the Company’s 2012 Annual Meeting of Shareholders, and disclosures with respect to compensation for Named Executive Officers for the 2012 fiscal year will be included in the Company’s definitive proxy statement for the Company’s 2013 Annual Meeting of Shareholders.

At a meeting of the Compensation Committee of the Board of Directors of DigitalGlobe, Inc. (the “Company”) held on March 6, 2012, the Compensation Committee (a) determined and approved the 2012 base salaries and 2011 cash bonus awards for the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) under the Company’s 2011 Executive Success Sharing Plan, (b) determined and approved the 2012 target bonus percentage for each of the named executive officers under the Company’s Executive Success Sharing Plan and (c) granted long-term incentives to the named executive officers under the 2011 Executive Success Sharing Plan, delivered 70% in the form of stock options and 30% in the form of restricted shares of our stock pursuant to the Company’s 2007 Employee Stock Option Plan, as set forth in the table below. Dollar values for the 2012 long-term incentive awards are based upon the valuation of the options and restricted stock at the time of grant. The 2011 cash bonus award, 2012 target bonus award and long-term incentive grants for the Company’s Chief Executive Officer were reviewed and approved by the full Board of Directors of the Company at a meeting held on March 7, 2012.

	September 30,	September 30,	September 30,	September 30,
Name and Title	2011 Bonus Award	2012 Base Salary	2012 Target Bonus (%)	2012 LTI Grant ($)
Jeffrey R. Tarr
President and Chief Executive Officer	$347,100	$575,000	100%	$1,438,000
Yancey L. Spruill
Executive Vice President, Chief Financial Officer and Treasurer	$167,100	$329,600	60%	$400,000
H. John Oechsle
Executive Vice President, Strategy & Product	$148,800	$290,000	60%	$250,000
A. Rafay Khan
Senior Vice President, Commercial	$119,700	$285,000	50%	$345,000
J. Alison Alfers
Senior Vice President, General Counsel and Secretary	$128,400	$290,000	50%	$175,000